Exhibit 99.1

Analog Devices and Maxim Integrated Shareholders Approve Combination

NORWOOD, Massachusetts & SAN JOSE, California — October 8, 2020 — Analog Devices, Inc. (Nasdaq: ADI) and Maxim Integrated Products, Inc. (Nasdaq: MXIM) announced that, at their respective special meetings of shareholders held today, ADI and Maxim shareholders voted to approve their respective proposals relating to the pending combination of ADI and Maxim. The combination will strengthen ADI as an analog semiconductor leader with increased breadth and scale across multiple attractive end markets.

“We are pleased with the overwhelming support from our shareholders for this exciting combination. Together with Maxim, we will enhance our domain expertise and breadth of engineering capabilities to develop more complete solutions to solve customers’ most complex problems,” said Vincent Roche, President and CEO of Analog Devices. “We look forward to joining forces with Maxim to drive the next wave of semiconductor growth and deliver significant value to all our stakeholders.”

“We appreciate the strong support of our shareholders for Maxim’s combination with ADI. Together, we will enable the industry’s highest performance analog and mixed-signal solutions through our complementary product portfolios,” said Tunc Doluca, President and CEO of Maxim.

As previously announced, the waiting period applicable to the consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act has expired. The completion of the transaction remains subject to the satisfaction of other customary closing conditions, including receipt of certain non-U.S. regulatory approvals. The companies continue to expect that the transaction will be completed in the summer of 2021.

About Analog Devices

Analog Devices is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

About Maxim Integrated

Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Forward Looking Statements

This filing relates to the pending business combination transaction between ADI and Maxim. This communication contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements address a variety of subjects, including, for example, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined organization’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction. Statements that are not historical facts, including statements about ADI’s and Maxim’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on ADI’s and Maxim’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “would,” “target” and similar expressions, as well as variations or negatives of these words. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in ADI’s or Maxim’s estimates of their respective expected tax rates based on current tax law; ADI’s ability to successfully integrate Maxim’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction and growth prospects of the combined company may not be fully achieved in a timely manner, or at all; adverse results in litigation matters, including the potential for litigation related to the proposed transaction; the risk that ADI or Maxim will be unable to retain and hire key personnel; the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ADI’s common stock; and the diversion of management time on transaction-related matters. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ADI’s and Maxim’s respective periodic reports and other filings with the Securities and Exchange Commission, including the risk factors contained in ADI’s and Maxim’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, neither ADI nor Maxim undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

(ADI-WEB)

Editors’ Contact Information

Michael Lucarelli

781-461-3282

Senior Director of Investor Relations, ADI

investor.relations@analog.com

Andrea Duffy

646-984-0240

Andrea.Duffy@teneo.com

Kathy Ta

Vice President, Investor Relations, Maxim

kathy.ta@maximintegrated.com